Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS QUARTERLY RESULTS
Dallas — November 9, 2010 — Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash Flow and earnings attributable to its partners, both of which were impacted by ETE’s successful refinancing discussed below. Distributable Cash Flow, excluding realized losses on interest rate swaps terminated in connection with ETE’s long-term debt refinancing, was $125.2 million for the three months ended September 30, 2010, as compared to $123.2 million for the three months ended September 30, 2009.
In September 2010, ETE refinanced all of its existing credit facilities, capitalizing on a favorable interest rate environment by locking in a fixed interest rate that will help solidify its capital structure well into the future. The refinancing, consisting of ETE issuing $1.8 billion of 7.50% senior notes that mature in 2020, was used to refinance approximately $1.592 billion of indebtedness that would have become due in 2011 and 2012, together with ETE’s payment of approximately $168.6 million to terminate interest rate swaps related to an aggregate notional amount of $1.5 billion of debt.
Accordingly, ETE reported a net loss attributable to its partners of $15.3 million for the three months ended September 30, 2010, as compared to net income attributable to its partners of $47.0 million for the three months ended September 30, 2009. ETE’s earnings attributable to its partners for the three months ended September 30, 2010 reflected swap termination losses of $66.4 million, the portion of the swap termination payments that had not previously been recognized in earnings.
Distributable Cash Flow, excluding the realized losses on termination of interest rate swaps, was $366.9 million for the nine months ended September 30, 2010 and $365.4 million for the nine months ended September 30, 2009. ETE’s net income attributable to its partners, which was also impacted by the non-cash charge discussed below, was $116.7 million for the nine months ended September 30, 2010, as compared to $302.9 million for the nine months ended September 30, 2009.
ETE’s Distributable Cash Flow, Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) and net income attributable to its partners for the three and nine months ended September 30, 2010 also reflect the impacts from ETE’s acquisition of the general partner of Regency Energy Partners LP (“Regency”) and the exchange of a portion of the investment in Midcontinent Express Pipeline (“MEP”) among ETE and its subsidiaries on May 26, 2010 (the “Regency Transactions”). One-time transaction costs of $12.8 million were recorded for the nine months ended September 30, 2010 in connection with the Regency Transactions. Also, in connection with the transfer of the investment in MEP, ETE recorded a non-cash charge of $52.6 million, which was reflected in the consolidated statement of operations for the nine months ended September 30, 2010.

Distributable Cash Flow, as previously presented in ETE’s press release for the nine months ended September 30, 2009, was reflected net of contributions made to Energy Transfer Partners, L.P. (“ETP”) to maintain ETE’s general partner interest at 2%. During the three months ended December 31, 2009, ETE changed its presentation of Distributable Cash Flow to remove ETE’s capital contributions to ETP from the calculation of Distributable Cash Flow. Distributable Cash Flow for the nine months ended September 30, 2009 presented in this press release has been revised accordingly. Distributable Cash Flow and Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) are “non-GAAP measures” as explained below.
The Partnership’s principal sources of cash flow are distributions it receives from its investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, approximately 50.2 million of ETP’s Common Units and approximately 26.3 million of Regency’s Common Units. ETE currently has no operating activities apart from those conducted by ETP and Regency and their operating subsidiaries. ETE’s principal uses of cash are for distributions to its general and limited partners and preferred unitholders, expenses, debt service and, at ETE’s election, capital contributions to ETP and Regency in respect of ETE’s general partner interests in ETP and Regency.
The Partnership has scheduled a conference call for 9:00 a.m. Central Time today to discuss its 2010 third quarter results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow and Distributable Cash Flow (excluding realized losses on termination of interest rate swaps). The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow and Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP and Regency to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and nine months ended September 30, 2010 and 2009 for comparative purposes.
Distributable Cash Flow (excluding realized losses on termination of interest rate swaps). The Partnership defines Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense and net of realized losses on termination of interest rate swaps. Due to the cash cost associated with the termination of interest rate swaps that occurred during the three months ended September 30, 2010 in connection with the Partnership’s issuance of $1.8 billion of 7.5% senior notes due 2020 and related repayment of $1.592 billion of indebtedness, Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) is a significant liquidity measure used by the Partnership’s senior management for the three months and nine months ended September 30, 2010 to compare net cash flows generated by the Partnership’s equity investments in ETP and Regency to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measures most directly comparable to Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) is net income (loss) for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) is presented for the three and nine months ended September 30, 2010 and 2009 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is majority owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
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ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS	$1,101,230	$1,267,959

PROPERTY, PLANT AND EQUIPMENT, net	11,577,714	9,064,475

ADVANCES TO AND INVESTMENTS IN AFFILIATES	1,324,428	663,298
LONG-TERM PRICE RISK MANAGEMENT ASSETS	644	—
GOODWILL	1,592,203	775,094
INTANGIBLES AND OTHER ASSETS, net	1,255,128	389,683

Total assets	$16,851,347	$12,160,509

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$1,028,019	$889,745

LONG-TERM DEBT, less current maturities	8,800,057	7,750,998
SERIES A CONVERTIBLE PREFERRED UNITS	304,950	—
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	60,470	73,332
OTHER NON-CURRENT LIABILITIES	236,544	226,183

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	70,896	—

PARTNERS’ CAPITAL	164,399	152
NONCONTROLLING INTEREST	6,186,012	3,220,099

Total equity	6,350,411	3,220,251

Total liabilities and equity	$16,851,347	$12,160,509

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES:
Natural gas operations	$1,380,029	$943,975	$3,827,506	$3,004,163
Retail propane	183,786	162,224	914,372	829,901
Other	23,992	23,650	80,438	77,449

Total revenues	1,587,807	1,129,849	4,822,316	3,911,513

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	883,716	591,797	2,520,157	1,865,914
Cost of products sold — retail propane	104,533	80,232	519,796	378,524
Cost of products sold — other	6,856	6,119	20,470	18,842
Operating expenses	208,809	158,883	559,302	517,337
Depreciation and amortization	120,315	84,738	304,681	239,626
Selling, general and administrative	61,526	34,579	177,673	146,640

Total costs and expenses	1,385,755	956,348	4,102,079	3,166,883

OPERATING INCOME	202,052	173,501	720,237	744,630
OTHER INCOME (EXPENSE)
Interest expense, net of interest capitalized	(209,871)	(120,100)	(460,578)	(341,050)
Equity in earnings of affiliates	22,349	9,581	40,723	11,751
Gains (losses) on disposal of assets	81	(1,088)	(408)	(1,333)
Gains (losses) on non-hedged interest rate derivatives	(31,966)	(35,589)	(68,858)	24,373
Allowance for equity funds used during construction	12,432	30	18,039	18,618
Impairment of investment in affiliate	—	—	(52,620)	—
Other, net	1,866	4,235	(6,812)	4,559

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	(3,057)	30,570	189,723	461,548
Income tax expense (benefit)	2,093	(3,697)	11,357	5,773

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,150)	34,267	178,366	455,775
Income from discontinued operations	324	—	410	—

NET INCOME (LOSS)	(4,826)	34,267	178,776	455,775
Less: Net income (loss) attributable to noncontrolling interest	10,511	(12,704)	62,069	152,893

NET INCOME (LOSS) ATTRIBUTABLE TO PARTNERS	(15,337)	46,971	116,707	302,882
GENERAL PARTNER’S INTEREST IN NET INCOME (LOSS)	(48)	147	361	938

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$(15,289)	$46,824	$116,346	$301,944

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.07)	$0.21	$0.52	$1.35

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,172	222,898,248	222,941,151	222,898,188

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.07)	$0.21	$0.52	$1.35

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,172	222,898,248	222,941,151	222,898,188

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands, except per unit data)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow of Energy Transfer Equity, L.P.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Distributable Cash Flow:
Cash distributions expected from Energy Transfer Partners, L.P. (ETP) associated with: (1)
General partner interest:
Standard distribution rights	$4,880	$4,867	$14,634	$14,588
Incentive distribution rights	95,072	87,498	279,823	255,808
Limited partner interest	44,890	55,860	145,640	167,580

Total cash distributions expected from ETP:	144,842	148,225	440,097	437,976
Cash distributions expected from Regency Energy Partners LP (Regency) associated with: (2)
General partner interest:
Standard distribution rights	1,267	—	2,372	—
Incentive distribution rights	1,050	—	1,965	—
Limited partner interest	11,689	—	23,378	—

Total cash distributions expected from Regency	14,006	—	27,715	—

Total cash distributions expected from ETP and Regency	158,848	148,225	467,812	437,976
Pro rata cash settlement related to Regency Transactions: (3)
Received from ETP related to 12,273,830 ETP Common Units redeemed	—	—	10,451	—
Paid to Regency related to 26,266,791 Regency Common Units issued	—	—	(7,436)	—
Paid to seller for general partner interest in Regency	(969)	—	(969)	—

Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	(969)	—	2,046	—
Total cash distributions expected from ETP and Regency, including net pro rata settlement	157,879	148,225	469,858	437,976
Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense (4)	(3,192)	398	(20,353)	(2,205)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps (5) (6)	(198,026)	(25,454)	(251,187)	(70,342)

Distributable Cash Flow	(43,339)	123,169	198,318	365,429
Realized losses on termination of interest rate swaps (6)	168,550	—	168,550	—

Distributable Cash Flow, excluding realized losses on termination of interest rate swaps	$125,211	$123,169	$366,868	$365,429

Cash distributions to be paid to the partners of ETE:
Distribution per limited partner unit as of the end of the period	$0.5400	$0.5350	$0.5400	$0.5350
Distributions to be paid to limited partners	120,388	119,251	361,164	355,523
Distributions to be paid to general partner	374	370	1,122	1,104

Total cash distributions to be paid by ETE to its partners (7)	$120,762	$119,621	$362,286	$356,627

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow (excluding realized losses on termination of interest rate swaps)” to GAAP “Net income (loss)” for the Parent Company on a stand-alone basis:

Net income (loss) for the Parent Company on a stand-alone basis	$(15,337)	$46,971	$116,707	$302,882
Adjustments to derive Distributable Cash Flow:
Equity in income of unconsolidated affiliates	(102,389)	(82,661)	(324,128)	(370,195)
Quarterly distribution expected from subsidiaries	158,848	148,225	467,812	437,976
Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	(969)	—	2,046	—
Amortization included in interest expense	2,589	1,074	4,742	5,236
Other non-cash	6,840	138	7,296	415
Unrealized (gains) losses on non-hedged interest rate swaps	(92,921)	9,422	(76,157)	(10,885)

Distributable Cash Flow	(43,339)	123,169	198,318	365,429
Realized losses on termination of interest rate swaps (6)	168,550	—	168,550	—

Distributable Cash Flow (excluding realized losses on termination of interest rate swaps)	$125,211	$123,169	$366,868	$365,429

(1)
For the three months ended September 30, 2010, cash distributions expected to be received from ETP consist of cash distributions in respect of the quarter ended September 30, 2010 payable on November 15, 2010 to holders of record on the close of business on November 8, 2010. For the three months ended September 30, 2009, cash distributions received from ETP consist of cash distributions paid on November 16, 2009 in respect of the quarter ended September 30, 2009.

For the nine months ended September 30, 2010, cash distributions received or expected to be received from ETP consist of cash distributions paid on May 17, 2010 in respect of the quarter ended March 31, 2010, cash distributions paid on August 16, 2010 in respect of the quarter ended June 30, 2010 and cash distributions in respect of the quarter ended September 30, 2010 payable on November 15, 2010 to holders of record on November 8, 2010. For the nine months ended September 30, 2009, cash distributions received from ETP consist of cash distributions paid on May 15, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 14, 2009 in respect of the quarter ended June 30, 2009 and cash distributions paid on November 16, 2009 in respect of the quarter ended September 30, 2009.

Distributable Cash Flow previously presented in our press release for the nine months ended September 30, 2009 was reduced by $3.4 million of contributions made to ETP to maintain our general partner interest at 2%. During the three months ended December 31, 2009, ETE changed its presentation of Distributable Cash Flow to remove ETE’s capital contributions to ETP from the calculation of Distributable Cash Flow. Distributable Cash Flow for the nine months ended September 30, 2009 presented in this press release has been revised accordingly.

(2)
On May 26, 2010, ETE contributed a 49.9% interest in MEP to Regency in exchange for 26,266,791 Regency common units. Total cash distributions expected from Regency for the three months ended September 30, 2010 reflect a full-quarter distribution from 26,266,791 Regency common units held by ETE as of the end of the period.

For the three months ended September 30, 2010, cash distributions expected to be received from Regency consist of cash distributions in respect of the quarter ended September 30, 2010 payable on November 12, 2010 to holders of record on November 5, 2010. For the nine months ended September 30, 2010, cash distributions expected to be received from Regency consist of cash distributions paid on August 13, 2010 in respect of the quarter ended June 30, 2010 and cash distributions in respect of the quarter ended September 30, 2010 payable on November 12, 2010 to holders of record on November 5, 2010.

(3)
Upon closing of the transactions to transfer a 49.9% interest in MEP from ETP to Regency, the purchase price of each transaction included an adjustment relating to the pro ration of the distributions for the period from April 1, 2010 to May 26, 2010. In addition, during the three months ended September 30, 2010, a pro rata portion of the general partner distributions received from Regency was remitted to GE Energy Financial Services, Inc. for the period prior to May 26, 2010.

(4)
One-time transaction costs of $12.8 million were recorded for the nine months ended September 30, 2010 in connection with the Regency Transactions. These costs were recorded in the quarter ended June 30, 2010.

(5)	Interest expense includes distributions on ETE’s convertible preferred units of $6.0 million and $8.4 million, respectively, for the three and nine months ended September 30, 2010.

(6)
In connection with ETE’s offering of senior notes in September 2010, ETE terminated interest rate swaps with an aggregate notional amount of $1.5 billion and recognized in interest expense $66.4 million of realized losses on terminated interest rate swaps that had been accounted for as cash flow hedges. In addition to the $66.4 million of realized losses on hedged interest rate swaps, ETE also paid $102.2 million to terminate non-hedged interest rate swaps. Realized losses on non-hedged interest rate swaps had previously been recognized in net income and therefore the termination of those swaps did not impact earnings. The total cash paid to terminate interest rate swaps was $168.6 million, including realized losses on hedged and non-hedged swaps.

(7)
For the three months ended September 30, 2010, cash distributions expected to be paid by ETE consist of cash distributions in respect of the quarter ended September 30, 2010 payable on November 19, 2010 to holders of record on November 8, 2010. For the three months ended September 30, 2009, cash distributions paid by ETE consist of cash distributions paid on November 19, 2009 in respect of the quarter ended September 30, 2009.

For the nine months ended September 30, 2010, cash distributions paid or expected to be paid by ETE consist of cash distributions paid on May 19, 2010 in respect of the quarter ended March 31, 2010, cash distributions paid on August 19, 2010 in respect of the quarter ended June 30, 2010 and cash distributions in respect of the quarter ended September 30, 2010 payable on November 19, 2010 to holders of record on November 8, 2010. For the nine months ended September 30, 2009, cash distributions paid by ETE consist of cash distributions paid on May 19, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 19, 2009 in respect of the quarter ended June 30, 2009 and cash distributions paid on November 19, 2009 in respect of the quarter ended September 30, 2009.

SUPPLEMENTAL INFORMATION
(in thousands)
The following summarizes the key components of the stand-alone results of operations of the Parent Company for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
Equity in earnings of affiliates	$102,388	$82,661	$19,727	$324,128	$370,195	$(46,067)
Selling, general and administrative	(2,920)	(786)	(2,134)	(20,335)	(3,608)	(16,727)
Interest expense, net of interest capitalized	(89,484)	(18,589)	(70,895)	(126,400)	(56,728)	(69,672)
Losses on non-hedged interest rate derivatives	(18,211)	(17,348)	(863)	(53,388)	(7,954)	(45,434)
Other, net	(6,736)	957	(7,693)	(6,949)	329	(7,278)